Centaur Biopharmaceutical Services Announces Expansion of Manufacturing Agreement with Vaxart for COVID-19 and Other Vaccine Candidates
San Francisco, California (October 7, 2020) – Centaur Biopharmaceutical Services Inc. (Centaur), a wholly-owned subsidiary of Kindred Biosciences, Inc. (KindredBio, NASDAQ: KIN), today announced an expanded agreement between KindredBio and Vaxart, Inc. (Nasdaq: VXRT) under which Centaur will manufacture Vaxart’s oral vaccine for COVID-19 and other vaccine candidates.
Centaur is a full-service contract development and manufacturing organization that specializes in protein-based biologics and virus-based products. With state-of-the-art facilities in California and Kansas, Centaur’s capabilities span cell line development, process development, analytical development, process characterization, clinical manufacturing, and commercial manufacturing including aseptic fill-and-finish.
“With this major contract, we are pleased to establish Centaur as a trusted partner for contract manufacturing,” said Centaur’s Chief Commercial Officer, Russell Harris. “We are excited to assist in this important project.”
Under the terms of the expanded agreement, the California plant will be responsible for scaling the COVID-19 clinical trial material into mid-size bioreactors and the Kansas plant will be responsible for manufacturing at 2000L scale in its single use bioreactors.
About Centaur Biopharmaceutical Services

Centaur Biopharmaceutical Services, Inc. is a full-service contract development and manufacturing organization that specializes in protein-based biologics. With state-of-the-art facilities in California and Kansas, Centaur’s capabilities span production and process development, analytical development and process characterization. The team is experienced in cGMP biologics development, manufacturing, and aseptic fill-and-finish.

For more information, please visit: www.centaurbps.com/ or email info@centaurbps.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of KindredBio’s current and future product candidates, and statements regarding anticipated revenues, expenses, margins, profits and use of cash.

These forward-looking statements are based on current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: KindredBio’s limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from KindredBio’s products and product candidates for the foreseeable future; the likelihood that revenue will vary from quarter to quarter; KindredBio’s potential inability to obtain any necessary additional financing; KindredBio’s substantial dependence on the success of its products and lead product candidates which may not be successfully commercialized even if they are approved for marketing; the effect of competition; KindedBio’s potential inability to obtain regulatory approval for existing or future product candidates; dependence on third parties to conduct some of KindredBio’s development activities; dependence upon third-party manufacturers for supplies of products and product candidates and the potential inability of these manufacturers to deliver a sufficient amount of supplies on a timely basis; the uncertain effect of the COVID-19 pandemic on KindredBio’s business, results of operations and financial condition; uncertainties regarding the outcomes of trials regarding product candidates; KindredBio’s potential failure to attract and retain senior management and key scientific personnel; uncertainty about KindredBio’s ability to enter into satisfactory agreements with third-party licensees of its biologic products or to develop a satisfactory sales organization for its equine small molecule products; KindredBio’s significant costs of operating as a public company; potential cyber-attacks on KindredBio’s information technology systems or on its third-party providers’ information technology systems, which could disrupt operations; KindredBio’s potential inability to repay the secured indebtedness that it has incurred from third-party lenders, and the restrictions on business activities that are contained in KindredBio’s loan agreement with these lenders; the risk that KindredBio’s 2020 strategic realignment and restructuring plans will result in unanticipated costs or revenue shortfalls; uncertainty about the amount of royalties that KindredBio will receive from the sale of Mirataz® to Dechra Pharmaceuticals PLC; the potential inability to obtain and maintain patent protection and other intellectual property protection for KindredBio’s products and product candidates; potential claims by third parties alleging infringement of their patents and other intellectual property rights; KindredBio’s potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of KindredBio’s stock price; and the significant control over KindredBio’s business by its principal stockholders and management.

For a further description of these risks and other risks that KindredBio faces, please see the risk factors described in KindredBio’s filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption “Risk Factors” in KindredBio’s Annual Report on Form 10-K and any subsequent updates that may be contained in KindredBio’s Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in KindredBio’s filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and KindredBio undertakes no obligation to update or revise these statements, except as may be required by law.

Contacts

Russell Harris
russell.harris@centaurbps.com